                                                                    EXHIBIT 10.2

                              ASSIGNMENT OF CLAIM

     1. Davel Communications, Inc. its successors and assigns ("Assignor"), for good and valuable consideration paid to the Assignor's account set forth on
Schedule I attached hereto, in the amount identified on Schedule I attached hereto as the Initial Purchase Price, hereby absolutely and unconditionally sells, transfers and assigns unto DEUTSCHE BANK SECURITIES INC., and its successors and assigns, with offices at 31 West 52nd Street, New York, New York 10019 ("Assignee"), all right, title and interest in and to that certain claim of Assignor against MCI Worldcom Network Services, Inc. ("Debtor"), the debtor-in-possession in the chapter 11 reorganization case, Case No. 02-42229 (the "Case"), in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"), and all of its right, title and interest in and to the following (excluding, however, the "Retained Interest" as that term is hereinafter defined) (a) the Proof of Claim (as defined below) and all agreements, instruments, invoices, purchase orders, proofs of delivery and all other documents evidencing, or relating to the claim and supporting the filing of a proof of claim against the Debtor in the Claim Amount (as defined below);
(b) all of Assignor's right to receive principal, interest, fees, expenses, damages, penalties and other amounts in respect of, or in connection with, any of the foregoing; and (c) all other claims, causes of action against the Debtor, its affiliates, any guarantor or other third party relating to or arising from assessment of dial-around compensation for the periods denoted in the Proof of Claim, together with voting and other rights and benefits arising from, under or relating to any of the foregoing, including, without limitation, all of Assignor's rights to receive cash, securities, instruments and/or other property or distributions issued in connection with any of the foregoing or the Case (collectively, the "Claim"). For purposes of this Agreement, the term Retained Interest shall mean all of Assignor's right, title and interest in and to any judgments, orders, proceeds, distributions or payments entered, made or delivered in respect of the litigation (the "Litigation") commenced by APCC Services, Inc. on behalf of, among others, the Assignor against the Debtor that is currently pending, but stayed, in the United States District Court for the District of Columbia, Case No. 1:01CV00638 and any appeals or removals to the Bankruptcy Court therefrom or any similar litigation commenced by APCC Services, Inc. on behalf of the Assignor against the Debtor in Bankruptcy Court in connection therewith. The Retained Interest shall include any rights of the Assignor to direct APCC Services, Inc. on issues, participate, or be heard, in the Litigation. The Retained Interest shall not include any right of Assignor to vote the Claim in connection with a plan or reorganization or liquidation in the Case. The Initial Purchase Price shall be made by wire transfer within four business days after execution of this Agreement.

     2. Assignor represents, warrants and covenants to Assignee that as of the date set forth on the signature page hereto, (i) a proof of claim (the "Proof of Claim") in the amount of $21,418,744.38 (the "Proof of Claim Amount"), including $13,514,510.64 representing the Retained Interest, has been duly and timely filed in the Bankruptcy

Case with respect to the Claim and a true and complete copy of the Proof of Claim is attached hereto as "Exhibit B", (ii) the Proof of Claim has not been revoked, withdrawn, or otherwise retracted or modified and no right thereunder has been waived, (iii)(iv) and it is the intent of the parties that Assignee shall be entitled to identify itself as the owner of that portion of the Proof of Claim that excludes the Litigation Portion on the records of the Bankruptcy Court.

     3. Assignor further represents, warrants and covenants that, as of the date set forth on the signature page hereof (a) the Claim is a valid, liquidated, non-contingent, undisputed claim against the Debtor in at least the amount of $1,015,150 (the "Claim Amount"), which is valid and enforceable against the Debtor; (b) the Claim is listed in the Debtor's schedule of liabilities filed by the Debtor in the Case (the "Schedule"), as liquidated, non-contingent and undisputed in the Claim Amount; (c) except for the consent of certain of Assignor's lenders as evidenced in "Exhibit D" (the "Lender's Consent"), and a filing of a Bankruptcy Rule 3001 (e) notice, no other consent, approval, filing or corporate, partnership or other action is required as a condition to, or otherwise in connection with, the execution, delivery and performance of this Assignment of Claim agreement (this "Agreement") by Assignor; (d) this Agreement has been duly authorized, executed and delivered by Assignor and Assignor has the requisite power and authority to execute, deliver and perform this Agreement and the transactions contemplated by this Agreement are not in contravention of any law, order, regulation or agreement by which Assignor is bound; (e) this Agreement constitutes the valid, legal and binding agreement of Assignor, enforceable against Assignor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting creditors' rights in general and the availability of equitable remedies; (f) no payment or other distribution has been received by Assignor, or by any third party on behalf of Assignor, in full or partial satisfaction of, or in connection with the Claim; (g) no portion of the Claim has been sold, assigned or pledged to any third party in whole or in part; (h) Assignor has not engaged in any acts, conduct or omissions that might result in Assignee receiving in respect of the Claim proportionately less payments or distributions or less favorable treatment than any other general unsecured creditors; (i) the Claim is not subject to any factoring agreement; (j) Assignor owns, has and is hereby selling to Assignee good and sole legal and beneficial title to the Claim free and clear of any and all liens, security interests, encumbrances or claims of any kind or nature whatsoever except as waived or released by the Lender's Consent; (k) the basis for the Claim is amounts due and owing by the Debtor arising from the sale, of goods or merchandise or other rendering of services to the Debtor in the ordinary course of its business pursuant to ordinary business terms; (l) true and complete copies of all agreements, instruments, invoices, summary of invoices, purchase orders, proofs of delivery and other documents evidencing or relating to the Claim are annexed hereto as Exhibit "A"; (m) Assignor has no liability or obligation related to or in connection with the Claim or the Case;
(n) no objection to the Claim has been filed or threatened; (o) to the best of Assignor's knowledge, the Claim is not subject to any defense, claim or right of setoff, reduction, impairment, avoidance, disallowance, subordination or preference action (whether or not under Section 547 of the Bankruptcy Code), in whole or in part, whether on contractual, legal or equitable grounds, that have been asserted by or on behalf of the Debtor or any other party; (p) no offer to sell or solicitation of any offer to buy the Claim has been made by or at the direction of the

Assignor in a manner that would violate or require registration under the Securities Act of 1933, as amended; (q) except as waived or released by the Lender's Consent no creditors of Assignor shall have an interest of any kind to the Claim nor shall any such creditors file proofs of claim asserting such interest; and (r) the Assignor is as the record holder of the Claim.

     4. (a) Assignor is aware that the consideration being paid by Assignee hereunder may differ both in kind and amount from the amount ultimately distributed with respect to the Claim pursuant to any plan of reorganization which is confirmed for the Debtor, any liquidation or any other distribution in the case. Assignor further represents, warrants and covenants that it has adequate information concerning the financial condition of the Debtor and the Case to make an informed decision regarding the sale of the Claim and that it has independently and without reliance on Assignee, and based on such information as Assignor has deemed appropriate, made its own decision to enter into this Agreement. Assignor is aware that information which may be pertinent to Assignor's decision to transfer the Claim is available to Assignor and may be obtained from the Bankruptcy Court's files. Assignor acknowledges and confirms that (i) Assignee may now possess and/or may hereafter come into possession of certain non-public information concerning the Claim and/or the Debtor that is not known to Assignor and that may be material to a decision to sell the Claim,
(ii) Assignor has not requested to receive such information and has determined to sell the Claim, (ii) Assignor has not requested to receive such information and has determined to sell the Claim notwithstanding its lack of knowledge thereof, and (iii) Assignee shall have no liability to Assignor with respect to the non-disclosure of such information and Assignor hereby waives and releases any claims it may have against Assignee or any other person, whether pursuant to applicable securities laws or otherwise, with respect to such information. Assignor further represents, warrants and covenants that it is not and has not been an "insider" (as defined in Section 101 (31) of the Bankruptcy Code) of the Debtor or a member of any official or unofficial committee in respect of the Case.



            (b) Assignee is aware that the consideration being paid by Assignee hereunder may differ both in kind and amount from the amount ultimately distributed with respect to the Claim pursuant to any plan of reorganization which is confirmed for the Debtor, any liquidation or any other distribution in the case. Assignee further represents, warrants and covenants that it has adequate information concerning the financial condition of the Debtor and the Case to make an informed decision regarding the sale of the Claim and that it has independently and without reliance on Assignor, and based on such information as Assignee has deemed appropriate, made its own decision to enter into this Agreement. Assignee is aware that information which may be pertinent to Assignee's decision to assume the Claim is available to Assignee and may be obtained from the Bankruptcy Court's files. Assignee acknowledges and confirms that (i) Assignor may now possess and/or may hereafter come into possession of certain non-public information concerning the Claim and/or the Debtor that is not known to Assignee and that may be material to a decision to buy the Claim,
(ii) Assignee has not requested to receive such information and has determined to sell the Claim notwithstanding its lack of knowledge thereof, and (iii) Assignor shall have no liability to Assignee with respect to the non-disclosure of such information and Assignee hereby waives and releases any claims it may have against Assignor or any other person, whether pursuant to applicable securities laws or otherwise, with respect to such information. Assignee further represents, warrants and covenants that it is not and has not been an "insider" (as defined in Section 101 (31) of the Bankruptcy Code) of the Debtor or a member of any official or unofficial committee in respect of the Case.

     5. (a) If a final order is entered in the Bankruptcy Court (i) disallowing the claim, or if all or any part of the Claim is avoided, disallowed, subordinated, subject to setoff or offset, objected to, reduced, or otherwise impaired in whole or in part in the Case for any reason whatsoever, or
(ii) disapproving the transfer of the Claim or any portion thereof, or if the Bankruptcy Court does not substitute Assignee for Assignor, Assignor agrees to immediately repay, upon demand of Assignee, the consideration paid by Assignee hereunder, plus, interest thereon at the interest rate of seven percent (7%) per annum from the date hereof to the date of such repayment by Assignor to Assignee.

            (b) In the event the Claim is allowed by a Final Order or a distribution or payment is made by the Debtors in an amount that is greater than the Claim Amount, Buyer shall pay to Seller within five (5) business days of Buyer's receipt of a copy of such Final Order or other written proof to Buyer's reasonable satisfaction, an amount equal to (i) the amount so allowed, permitted or paid in excess of the Claim Amount up to the Proof of Claim Amount (the "Excess Claim"), multiplied by (ii) the purchase rate specified in the Purchase Rate Letter and identified on Schedule I. For the avoidance of doubt, Buyer shall only purchase an Excess Claim in an amount up to a maximum of the difference between the Claim Amount and the Proof of Claim Amount (less the Retained Interest). Buyer's obligation to purchase any Excess Claim shall expire six (6) months after the consummation of any plan of reorganization by the Bankruptcy Court.

     6. (a) Assignor agrees that if Assignor receives any payments or distributions or notices with respect to or relating to the Claim after the date hereof, Assignor shall accept the same as Assignee's agent and shall hold the same in trust on behalf of and for the sole benefit of Assignee, and shall promptly deliver the same to Assignee in the same form received (free of any withholding, set-off, claim or deduction of any kind), within two (2) business days in the case of cash and/or notices and within five (5) business days in the case of securities, which are in good deliverable form, with the endorsement of Assignor when necessary or appropriate. If Assignor fails to deliver the cash distribution to Assignee within two (2) business days of Assignor's receipt, Assignor shall be obligated to pay Assignee interest on the cash distribution at the interest rate of seven percent (7%) per annum, from the date of Assignor's receipt of such distribution to the date of Assignee's receipt of payment of such distribution.

            (b) Assignee agrees that if Assignee receives any payments or distributions or notices with respect to the Retained Interest, Assignee shall accept the same as Assignor's agent and shall hold the same in trust on behalf of and for the sole benefit of Assignor, and shall promptly deliver the same to Assignor in the same form received (free of any withholding, set-off, claim or deduction of any kind), within two (2) business days in the case of cash and/or notices and within five (5) business days in the case of securities, which are in good deliverable form, with the endorsement of Assignee when necessary or appropriate. If Assignee fails to deliver the cash distribution to Assignor within two (2) business days of Assignee's receipt, Assignee shall be obligated to pay Assignor interest on the cash distribution at the rate of seven percent (7%) per annum, from the date of Assignee's receipt of such distribution to the date of Assignor's receipt of payment of such distribution.

     7. (a) Assignor agrees to indemnify Assignee from all losses, damages and liabilities, including attorneys' fees and expenses, which result (a) from Assignor's breach of any representation, warranty, indemnity, agreement or covenant set forth herein, (b) from any action, proceeding, objection or investigation relating to any attempt or threatened attempt to avoid, disallow, reduce, subordinate or otherwise impair the Claim or otherwise delay any payments or distributions in respect of the Claim, or (c) from any diminution or unfavorable treatment of the Claim resulting from payments or property received or applied with respect to the Claim by Assignor from or on account of the Debtor. Assignee does not assume and shall not be responsible for any obligations or liabilities of Assignor related to, or in connection with, the Claim or the Case. In the event Assignor has sold or assigned the Claim or any portion thereof to any other person or entity, Assignor shall, immediately upon demand by Assignee, pay Assignee liquidated damages in an amount equal to twice the sum of the purchase price paid hereunder and Assignee's costs and expenses (including, without limitation, attorneys' fees and expenses) relating to this Agreement or the Claim.

          (b) Assignee agrees to indemnify Assignor from all losses, damages and liabilities, including attorneys' fees and expenses, which result from Assignee's breach of any representation, warranty, indemnity, agreement or covenant set forth herein.

     8. (a) Assignor hereby irrevocably appoints Assignee with full power of substitution as its true and lawful attorney and authorizes Assignee to act in Assignor's name, place and stead, to demand, sue for, compromise and recover all such sums of money which now are, or may hereafter become due and payable for, or on account of the Claim herein assigned. Assignor grants to Assignee full authority to do all things necessary to enforce the Claim or any portion thereof and the Assignor's rights thereunder or related thereto pursuant to this Agreement; (b) Assignor agrees that the powers granted by this Section are discretionary in nature and exercisable at the sole option of Assignee; and (c) Assignee shall have no obligation to take any action to prove, defend, demand or take any action with respect to the Claim or otherwise in the Case. Assignor agrees that it shall take no action whatsoever in respect of or in connection with the Claim or any portion thereof without Assignee's express consent. Notwithstanding the foregoing sentence no such consent shall be required for actions by Assignor in connection with the Retained Interest. Assignor agrees to execute, acknowledge and deliver all such further certificates, instruments and other documents, and to take all such further action as may be necessary or appropriate to effect assignment of the Claim and all interests therein to Assignee, to cooperate with and assist Assignee in enforcing the Claim and to otherwise effectuate the intent of this Agreement.

     9. All representations, warranties, covenants, indemnities and agreements contained herein shall survive the execution and delivery of this Agreement and the purchase and sale of the Claim and shall inure to the benefit of, be binding upon and enforceable by the parties hereto and their respective successors and assigns. Assignor agrees that Assignee may sell, transfer or assign the Claim together with all right, title and interest of Assignee in and to this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law principles. Each party hereto irrevocably and unconditionally consents to the jurisdiction of the courts located in the State of New York in any action to enforce, interpret or construe any provision of this Agreement, and also hereby irrevocably waives any defense of improper venue or forum non conveniens to any such action brought in those courts. Each party hereto consents to service of process by certified mail at its address listed in Paragraph 11 below. Assignor further irrevocably agrees that any action to enforce, interpret or construe any provision of this Agreement will be brought only in the court located in the State of New York and not in any other court.

     10. Assignor shall, concurrently with the execution of this Agreement, execute the document attached hereto as Exhibit "C" and incorporated herein by reference, which may be filed by Assignee with the Bankruptcy Court as evidence of this transfer. Assignor grants Assignee the right to make any corrections to Exhibit "C" necessary or appropriate to effect assignment of the Claim. Assignor hereby waives any notice or hearing requirements imposed by Rule 3001 of the Federal Rules of Bankruptcy Procedure, and stipulates that an order may be entered recognizing this Agreement as an unconditional assignment and the Assignee herein as the valid owner of the Claim.

     11. All demands, notices, requests, consents and communications hereunder shall be in writing and shall be deemed to have been duly given (a) at the time of actual delivery thereof or (b) if given by certified or registered mail, five
(5) business days after certification or registration thereof, to the officer or an authorized recipient of deliveries at the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following parties:

     (A)  In the case of Assignor:

          Davel Communications, Inc.
          1001 Lakeside Avenue, Seventh Floor
          Cleveland, Ohio 44114

          Attention: Tammy L. Martin, General Counsel
          Telephone: (216) 875-4200
          Facsimile: (216) 875-4337

     (B)  In the case of Assignee:

          Deutsche Bank Securities Inc.
          31 West 52nd Street, 3rd Floor

                         New York, New York 10019
                         Attention:  Matthew Doheny
                         Telephone:  212-469-5760
                         Facsimile:  212-469-2884





     IN WITNESS WHEREOF, the undersigned has duly executed this Assignment of Claim by its duly authorized representative dated as of the 3rd day of March, 2003.



By: /s/ John D. Chichester
-------------------------------
Name: John D. Chichester
Title: Chief Executive Officer


DEUTSCHE BANK SECURITIES, INC.


By: /s/ Peter Schellbach
-------------------------------
Name: Peter Schellbach
Title: Director